Exhibit 99.1

onsemi Reports Record Third Quarter 2022 Results

PHOENIX – Oct. 31, 2022 – onsemi (the “Company”) (Nasdaq: ON) today announced results for the third quarter of 2022 with the following highlights:

•	Record revenue of $2,192.6 million, an increase of 26 percent year-over-year

•	GAAP and non-GAAP gross margin of 48.3 percent and 49.3 percent, respectively

•	GAAP operating margin of 19.4 percent

•	Record non-GAAP operating margin of 35.4 percent increased approximately 1,100 bps year-over-year

•	GAAP diluted earnings per share of $0.70, flat as compared to the quarter a year ago

•	Record non-GAAP diluted earnings per share of $1.45 as compared to $0.87 in the quarter a year ago

•	Free cash flow of $731 million and record LTM free cash flow margin of 21.0 percent

“onsemi has delivered another quarter of record results stemming from continued growth in our focus markets of automotive and industrial. We remain confident in our long-term outlook as we continue to win where semiconductor content growth is accelerating for vehicle electrification, energy infrastructure, advanced safety and factory automation. We have taken a proactive and deliberate approach over the last several quarters to make the structural changes required to strengthen our business and we are in a better position than ever to navigate the current uncertainty in the market.”

Selected financial results for the quarter are shown below with comparable periods (unaudited):

	GAAP			Non-GAAP
(in millions, except per share data)	Q3 2022	Q2 2022	Q3 2021	Q3 2022	Q2 2022	Q3 2021
Revenue	$2,192.6	$2,085.0	$1,742.1	$2,192.6	$2,085.0	$1,742.1
Gross Margin	48.3%	49.7%	41.4%	49.3%	49.7%	41.5%
Operating Margin	19.4%	28.0%	22.9%	35.4%	34.5%	24.5%
Net Income attributable to ON Semiconductor	$311.9	$455.8	$309.7	$639.4	$589.3	$380.3
Diluted Earnings Per Share	$0.70	$1.02	$0.70	$1.45	$1.34	$0.87

Revenue Summary

(in millions)

(Unaudited)

	Three Months Ended
Business Segment	Q3 2022	Q2 2022	Q3 2021	Sequential Change	Year over Year Change

PSG	$1,116.1	$1,057.0	$892.1	6%	25%

ASG	734.3	716.7	613.5	2%	20%

ISG	342.2	311.3	236.5	10%	45%

Total	$2,192.6	$2,085.0	$1,742.1	5%	26%

FOURTH QUARTER 2022 OUTLOOK

The following table outlines onsemi’s projected fourth quarter of 2022 GAAP and non-GAAP outlook.

	Total onsemi GAAP	Special Items **	Total onsemi Non-GAAP***

Revenue	$2,010 to $2,140 million	-	$2,010 to $2,140 million

Gross Margin	47.0% to 49.0%	-	47.0% to 49.0%

Operating Expenses	$323 to $338 million	$18 million	$305 to $320 million

Other Income and Expense (including interest expense), net	($18) to ($14) million	($40) million	$22 to $26 million

Diluted Earnings Per Share	$1.20 to $1.36	$0.02	$1.18 to $1.34

Diluted Shares Outstanding *	449 million	8 million	441 million

*

Diluted shares outstanding can vary as a result of, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $20.72 for the 1.625% Notes and $52.97 for the 0% Notes, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% Notes and the 0% Notes, respectively. At an average stock price per share between $20.72 and $30.70 for the 1.625% Notes and $52.97 and $74.34 for the 0% Notes, the hedging activity offsets the potentially dilutive effect of the 1.625% Notes and 0% Notes, respectively. In periods when the quarterly average stock price exceeds $30.70 for the 1.625% Notes, and $74.34 for the 0% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding. GAAP and non-GAAP diluted share counts are based on either the previous quarter’s average stock price or the stock price as of the last day of the previous quarter, whichever is higher.

**

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; non-recurring facility costs, purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

***

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

onsemi will host a conference call for the financial community at 9 a.m. Eastern Time (ET) on October 31, 2022 to discuss this announcement and onsemi’s 2022 third quarter results. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call by pre-registering here.

About onsemi

onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner, and smarter world. onsemi is recognized as a Fortune 500® company and included in the S&P 500® index. Learn more about onsemi at www.onsemi.com.

# # #

onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Stefanie Cuene	Parag Agarwal
Head of Public Relations	Vice President - Investor Relations & Corporate Development
onsemi	onsemi
(602) 244-3402	(602) 244-3437
stefanie.cuene@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi, including financial guidance for the year ending December 31, 2022. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans” or “anticipates” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in the 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 14, 2022 (the “2021 Form 10-K”) and from time to time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. You should carefully consider the trends, risks and uncertainties described in this document, our 2021 Form 10-K and subsequent reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Quarters Ended			Nine Months Ended

	September 30, 2022	July 1, 2022	October 1, 2021	September 30, 2022	October 1, 2021

Revenue	$2,192.6	$2,085.0	$1,742.1	$6,222.6	$4,893.7

Cost of revenue (exclusive of amortization shown below)	1,134.3	1,047.9	1,021.3	3,165.9	3,011.6

Gross profit	1,058.3	1,037.1	720.8	3,056.7	1,882.1

Gross margin	48.3%	49.7%	41.4%	49.1%	38.5%

Operating expenses:

Research and development	145.4	161.6	154.5	463.8	494.4

Selling and marketing	69.5	73.1	68.4	213.7	223.4

General and administrative	84.9	83.2	75.7	246.0	221.3

Amortization of acquisition-related intangible assets	21.9	21.9	24.7	65.1	74.5

Restructuring, asset impairments and other, net	40.3	(1.7)	(1.7)	25.6	58.3

Goodwill and intangible asset impairment	271.8	115.0	—	386.8	2.9

Total operating expenses	633.8	453.1	321.6	1,401.0	1,074.8

Operating income	424.5	584.0	399.2	1,655.7	807.3

Other income (expense), net:

Interest expense	(23.7)	(22.1)	(31.9)	(67.4)	(98.4)

Interest income	4.9	1.1	0.5	6.4	1.1

Loss on debt refinancing and prepayment	—	(7.3)	—	(7.3)	(26.2)

Gain on divestiture of business	0.2	1.9	10.2	2.1	10.2

Other income (expense)	0.9	6.4	(5.8)	9.4	(2.4)

Other income (expense), net	(17.7)	(20.0)	(27.0)	(56.8)	(115.7)

Income before income taxes	406.8	564.0	372.2	1,598.9	691.6

Income tax provision	(94.9)	(107.4)	(61.8)	(299.4)	(106.8)

Net income	311.9	456.6	310.4	1,299.5	584.8

Less: Net income attributable to non-controlling interest	—	(0.8)	(0.7)	(1.6)	(1.1)

Net income attributable to ON Semiconductor Corporation	$311.9	$455.8	$309.7	$1,297.9	$583.7

Net income for diluted earnings per share of common stock	$312.4	$456.3	$309.7	$1,299.4	$583.7

Net income per share of common stock:

Basic	$0.72	$1.05	$0.72	$2.99	$1.38

Diluted	$0.70	$1.02	$0.70	$2.90	$1.32

Weighted average common shares outstanding:

Basic	432.9	434.2	430.6	433.5	423.8

Diluted	448.7	447.0	440.7	448.3	443.1

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	September 30, 2022	July 1, 2022	December 31, 2021

Assets

Cash and cash equivalents	$2,450.2	$1,791.6	$1,352.6

Receivables, net	857.3	1,138.1	809.4

Inventories	1,575.4	1,563.2	1,379.5

Assets held-for-sale	135.0	—	—

Other current assets	291.5	292.4	240.1

Total current assets	5,309.4	4,785.3	3,781.6

Property, plant and equipment, net	2,762.1	2,709.8	2,524.3

Goodwill	1,600.4	1,815.4	1,937.5

Intangible assets, net	373.8	452.6	495.7

Deferred tax assets	409.9	375.7	366.3

Other assets	645.1	649.9	520.6

Total assets	$11,100.7	$10,788.7	$9,626.0

Liabilities, Non-Controlling Interest and Stockholders’ Equity

Accounts payable	$791.7	$793.8	$635.1

Accrued expenses and other current liabilities	766.7	754.3	747.6

Liabilities held-for-sale	37.3	—	—

Current portion of long-term debt	165.3	165.2	160.7

Total current liabilities	1,761.0	1,713.3	1,543.4

Long-term debt	3,046.5	3,047.4	2,913.9

Deferred tax liabilities	30.5	36.8	43.2

Other long-term liabilities	586.1	581.1	521.1

Total liabilities	5,424.1	5,378.6	5,021.6

ON Semiconductor Corporation stockholders’ equity:

Common stock	6.1	6.1	6.0

Additional paid-in capital	4,598.8	4,565.9	4,633.3

Accumulated other comprehensive loss	(23.4)	(29.3)	(40.6)

Accumulated earnings	3,760.1	3,448.2	2,435.1

Less: Treasury stock, at cost	(2,685.6)	(2,601.4)	(2,448.4)

Total ON Semiconductor Corporation stockholders’ equity	5,656.0	5,389.5	4,585.4

Non-controlling interest	20.6	20.6	19.0

Total stockholders’ equity	5,676.6	5,410.1	4,604.4

Total liabilities and stockholders’ equity	$11,100.7	$10,788.7	$9,626.0

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarters Ended			Nine Months Ended

	September 30, 2022	July 1, 2022	October 1, 2021	September 30, 2022	October 1, 2021

Cash flows from operating activities:

Net income	$311.9	$456.6	$310.4	$1,299.5	$584.8

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	139.6	138.4	149.9	418.6	456.4

(Gain) loss on sale and disposal of fixed assets	(16.5)	—	2.0	(33.1)	2.3

Gain on divestiture of business	(0.2)	(1.9)	(10.2)	(2.1)	(10.2)

Loss on debt refinancing and prepayment	—	7.3	—	7.3	26.2

Amortization of debt discount and issuance costs	2.6	2.8	2.9	8.6	8.0

Share-based compensation	26.9	27.1	22.7	76.5	74.1

Non-cash interest on convertible notes	—	—	7.0	—	17.6

Non-cash asset impairment charges	11.9	—	3.3	18.6	10.8

Goodwill and intangible asset impairment charge	271.8	115.0	—	386.8	—

Change in deferred tax balances	(71.3)	(31.6)	44.2	(64.6)	39.5

Other	(0.7)	0.8	0.2	0.6	0.2

Changes in assets and liabilities	326.4	(293.7)	(83.5)	(214.9)	(54.3)

Net cash provided by operating activities	$1,002.4	$420.8	$448.9	$1,901.8	$1,155.4

Cash flows from investing activities:

Purchase of Property, Plant and Equipment (“PP&E”)	$(271.1)	$(218.1)	$(93.2)	$(663.0)	$(275.0)

Proceeds from sale of PP&E	20.8	1.5	—	59.0	6.6

Deposits made for purchase of PP&E	(22.3)	(33.0)	(18.7)	(53.7)	(21.5)

Divestiture of business, net of cash transferred and deposits received	—	77.6	3.4	90.5	3.4

Payments related to prior acquisition	—	—	—	(2.4)	—

Purchase of available-for-sale securities	(1.7)	(8.5)	(43.8)	(18.0)	(43.8)

Proceeds from sale or maturity of available-for-sale securities	10.2	10.4	2.8	24.0	2.8

Net cash used in investing activities	$(264.1)	$(170.1)	$(149.5)	$(563.6)	$(327.5)

Cash flows from financing activities:

Proceeds for the issuance of common stock under the ESPP	$5.7	$4.7	$6.2	$18.2	$18.5

Payment of tax withholding for RSUs	(4.1)	(4.5)	(2.2)	(67.4)	(34.2)

Repurchase of common stock	(77.2)	(89.7)	—	(166.9)	—

Issuance and borrowings under debt agreements	—	500.0	—	500.0	787.3

Reimbursement of debt issuance costs	—	—	—	—	2.7

Payment of debt issuance and other financing costs	—	—	(0.3)	—	(3.8)

Repayment of borrowings under debt agreements	(2.7)	(502.7)	(4.1)	(509.5)	(1,218.8)

Payment for purchase of bond hedges	—	—	—	—	(160.3)

Proceeds from issuance of warrants	—	—	—	—	93.8

Payments related to prior acquisition	—	—	(0.7)	—	(3.0)

Payment of finance lease obligations	(1.6)	(10.9)	—	(12.5)	—

Dividend to non-controlling shareholder	—	—	—	(2.2)	—

Net cash used in financing activities	$(79.9)	$(103.1)	$(1.1)	$(240.3)	$(517.8)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.6)	(1.9)	(0.2)	(3.2)	(1.0)

Net increase in cash, cash equivalents and restricted cash	657.8	145.7	298.1	1,094.7	309.1

Beginning cash, cash equivalents and restricted cash	1,814.6	1,668.9	1,092.5	1,377.7	1,081.5

Ending cash, cash equivalents and restricted cash	$2,472.4	$1,814.6	$1,390.6	$2,472.4	$1,390.6

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

		Quarters Ended			Nine Months Ended

		September 30, 2022	July 1, 2022	October 1, 2021	September 30, 2022	October 1, 2021

Reconciliation of GAAP to non-GAAP gross profit:

GAAP gross profit		$1,058.3	$1,037.1	$720.8	$3,056.7	$1,882.1

Special items:

a)	Non-recurring facility costs	—	—	2.5	—	3.2

b)	Impact of business wind down	23.1	—	—	23.1	—

	Total special items	23.1	—	2.5	23.1	3.2

Non-GAAP gross profit		$1,081.4	$1,037.1	$723.3	$3,079.8	$1,885.3

Reconciliation of GAAP to non-GAAP gross margin:

GAAP gross margin		48.3%	49.7%	41.4%	49.1%	38.5%

Special items:

a)	Non-recurring facility costs	— %	— %	0.1%	— %	0.1%

b)	Impact of business wind down	1.1%	— %	— %	0.4%	— %

	Total special items	1.1%	— %	0.1%	0.4%	— %

Non-GAAP gross margin		49.3%	49.7%	41.5%	49.5%	38.5%

Reconciliation of GAAP to non-GAAP operating expenses:

GAAP operating expenses		$633.8	$453.1	$321.6	$1,401.0	$1,074.8

Special items:

a)	Amortization of acquisition-related intangible assets	(21.9)	(21.9)	(24.7)	(65.1)	(74.5)

b)	Restructuring, asset impairments and other, net	(40.3)	1.7	1.7	(25.6)	(58.3)

c)	Goodwill and intangible asset impairment	(271.8)	(115.0)	—	(386.8)	(2.9)

d)	Third party acquisition and divestiture-related costs	(2.3)	(0.2)	(2.4)	(5.5)	(4.0)

e)	Impact of business wind down	6.8	—	—	6.8	—

	Total special items	(329.5)	(135.4)	(25.4)	(476.2)	(139.7)

Non-GAAP operating expenses		$304.3	$317.7	$296.2	$924.8	$935.1

Reconciliation of GAAP to non-GAAP operating income:

GAAP operating income		$424.5	$584.0	$399.2	$1,655.7	$807.3

Special items:

a)	Non-recurring facility costs	—	—	2.5	—	3.2

b)	Impact of business wind down	16.3	—	—	16.3	—

c)	Amortization of acquisition-related intangible assets	21.9	21.9	24.7	65.1	74.5

d)	Restructuring, asset impairments and other, net	40.3	(1.7)	(1.7)	25.6	58.3

e)	Goodwill and intangible asset impairment	271.8	115.0	—	386.8	2.9

f)	Third party acquisition and divestiture-related costs	2.3	0.2	2.4	5.5	4.0

	Total special items	352.6	135.4	27.9	499.3	142.9

Non-GAAP operating income		$777.1	$719.4	$427.1	$2,155.0	$950.2

Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):

GAAP operating margin		19.4%	28.0%	22.9%	26.6%	16.5%

Special items:

a)	Non-recurring facility costs	— %	— %	0.1%	— %	0.1%

b)	Impact of business wind down	0.7%	— %	— %	0.3%	— %

c)	Amortization of acquisition-related intangible assets	1.0%	1.1%	1.4%	1.0%	1.5%

d)	Restructuring, asset impairments and other, net	1.8%	(0.1)%	(0.1)%	0.4%	1.2%

e)	Goodwill and intangible asset impairment	12.4%	5.5%	— %	6.2%	0.1%

f)	Third party acquisition and divestiture-related costs	0.1%	— %	0.1%	0.1%	0.1%

	Total special items	16.0%	6.5%	1.6%	8.0%	2.9%

Non-GAAP operating margin		35.4%	34.5%	24.5%	34.6%	19.4%

Reconciliation of GAAP to non-GAAP income before income taxes:

GAAP income before income taxes		$406.8	$564.0	$372.2	$1,598.9	$691.6

Special items:

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

		Quarters Ended			Nine Months Ended

		September 30, 2022	July 1, 2022	October 1, 2021	September 30, 2022	October 1, 2021

a)	Non-recurring facility costs	—	—	2.5	—	3.2

b)	Impact of business wind down	16.3	—	—	16.3	—

b)	Amortization of acquisition-related intangible assets	21.9	21.9	24.7	65.1	74.5

c)	Restructuring, asset impairments and other, net	40.3	(1.7)	(1.7)	25.6	58.3

d)	Goodwill and intangible asset impairment	271.8	115.0	—	386.8	2.9

e)	Third party acquisition and divestiture-related costs	2.3	0.2	2.4	5.5	4.0

f)	Loss on debt refinancing and prepayment	—	7.3	—	7.3	26.2

g)	Actuarial losses on pension plans and other pension benefits	—	—	5.5	—	5.5

h)	Non-cash interest on convertible notes	—	—	7.0	—	17.6

i)	Gain on divestiture of business	(0.2)	(1.9)	(10.2)	(2.1)	(10.2)

	Total special items	352.4	140.8	30.2	504.5	182.0

Non-GAAP income before income taxes		$759.2	$704.8	$402.4	$2,103.4	$873.6

Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:

GAAP net income attributable to ON Semiconductor Corporation		$311.9	$455.8	$309.7	$1,297.9	$583.7

Special items:

a)	Non-recurring facility costs	—	—	2.5	—	3.2

b)	Impact of business wind down	16.3	—	—	16.3	—

b)	Amortization of acquisition-related intangible assets	21.9	21.9	24.7	65.1	74.5

c)	Restructuring, asset impairments and other, net	40.3	(1.7)	(1.7)	25.6	58.3

d)	Goodwill and intangible asset impairment	271.8	115.0	—	386.8	2.9

e)	Third party acquisition and divestiture-related costs	2.3	0.2	2.4	5.5	4.0

f)	Actuarial losses on pension plans and other pension benefits	—	—	5.5	—	5.5

f)	Loss on debt refinancing and prepayment	—	7.3	—	7.3	26.2

g)	Non-cash interest on convertible notes	—	—	7.0	—	17.6

h)	Gain on divestiture of a business	(0.2)	(1.9)	(10.2)	(2.1)	(10.2)

i)	Adjustment of income taxes	(24.9)	(7.3)	40.4	(35.1)	41.7

	Total special items	327.5	133.5	70.6	469.4	223.7

Non-GAAP net income attributable to ON Semiconductor Corporation		$639.4	$589.3	$380.3	$1,767.3	$807.4

Adjustment of income taxes:

Tax adjustment for special items (1)		$(74.0)	$(5.4)	$(6.3)	$(105.9)	$(38.2)

Other non-GAAP tax adjustment (2)		49.1	(1.9)	46.7	70.8	79.9

	Total adjustment of income taxes	$(24.9)	$(7.3)	$40.4	$(35.1)	$41.7

GAAP net income for diluted earnings per share		$312.4	$456.3	$309.7	$1,299.4	$583.7

Non-GAAP net income for diluted earnings per share		$639.9	$589.8	$380.3	$1,768.8	$807.4

Reconciliation of GAAP to non-GAAP diluted shares outstanding:

GAAP diluted shares outstanding		448.7	447.0	440.7	448.3	443.1

Special items:

a)	Less: dilutive shares attributable to convertible notes	(7.9)	(5.4)	(5.0)	(6.7)	(8.9)

	Total special items	(7.9)	(5.4)	(5.0)	(6.7)	(8.9)

Non-GAAP diluted shares outstanding		440.8	441.6	435.7	441.6	434.2

Non-GAAP diluted earnings per share:

Non-GAAP net income for diluted earnings per share		$639.9	$589.8	$380.3	$1,768.8	$807.4

Non-GAAP diluted shares outstanding		440.8	441.6	435.7	441.6	434.2

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

		Quarters Ended			Nine Months Ended

		September 30, 2022	July 1, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Non-GAAP diluted earnings per share		$1.45	$1.34	$0.87	$4.01	$1.86

Reconciliation of net cash provided by operating activities to free cash flow:

Net cash provided by operating activities		$1,002.4	$420.8	$448.9	$1,901.8	$1,155.4
Special items:

a)	Purchase of property, plant and equipment	(271.1)	(218.1)	(93.2)	(663.0)	(275.0)

	Total special items	(271.1)	(218.1)	(93.2)	(663.0)	(275.0)

Free cash flow		$731.3	$202.7	$355.7	$1,238.8	$880.4

	Quarters Ended

	December 31, 2021	April 1, 2022	July 1, 2022	September 30, 2022	LTM

Net cash provided by operating activities	$626.6	$478.6	$420.8	$1,002.4	$2,528.4

Purchase of property, plant and equipment	(169.6)	(173.8)	(218.1)	(271.1)	(832.6)

Free cash flow	$457.0	$304.8	$202.7	$731.3	$1,695.8

Revenue	$1,846.1	$1,945.0	$2,085.0	$2,192.6	$8,068.7

(1)	Tax impact of non-GAAP special items (a-h) is calculated using the federal statutory rate of 21% for all periods presented.

(2)

For the periods related to the year ended December 31, 2021, the income tax adjustment primarily represents the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions. For the periods related to the year ended December 31, 2022, the income tax adjustment primarily relates to discrete tax and other non-GAAP adjustments.

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation related to restricted stock units, stock grant awards and the employee stock purchase plan is included below:

	Quarters Ended			Nine Months Ended

	September 30, 2022	July 1, 2022	October 1, 2021	September 30, 2022	October 1, 2021

Cost of revenue	$3.2	$3.1	$3.6	$8.9	$11.8

Research and development	4.9	5.2	5.4	14.5	18.4

Selling and marketing	4.1	4.3	3.7	12.2	12.5

General and administrative	14.7	14.5	10.0	40.9	31.4

Total share-based compensation	$26.9	$27.1	$22.7	$76.5	$74.1

SUPPLEMENTAL FINANCIAL DATA

	Quarters Ended			Nine Months Ended

	September 30, 2022	July 1, 2022	October 1, 2021	September 30, 2022	October 1, 2021

Net cash provided by operating activities	$1,002.4	$420.8	$448.9	$1,901.8	$1,155.4

Free cash flow	731.3	202.7	355.7	1,238.8	880.4

Cash paid for income taxes	126.7	187.1	21.4	329.5	65.1

Depreciation and amortization	$139.6	$138.4	$149.9	$418.6	$456.4

Less: Amortization of acquisition-related intangible assets	21.9	21.9	24.7	65.1	74.5

Depreciation and amortization (excl. amortization of acquisition-related intangible assets)	$117.7	$116.5	$125.2	$353.5	$381.9

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, onsemi uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, tax impact of these items and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of onsemi. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate onsemi’s current performance. In addition, the Company believes that most analysts covering onsemi use the non-GAAP measures to evaluate onsemi’s performance. Given management’s and other relevant parties’ use of these non-GAAP measures, onsemi believes these measures are important to investors in understanding onsemi’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in onsemi’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non- GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, impact of business wind down and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of onsemi’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, amortization and impairments of intangible assets, third party acquisition and divestiture-related costs, restructuring charges and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Net Income Attributable to onsemi and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to onsemi and non-GAAP diluted earnings per share allows management to evaluate the operating results of onsemi’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits,

NON-GAAP MEASURES (Continued)

third party acquisition and divestiture-related costs, discrete tax items and other non-GAAP tax adjustments and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of onsemi’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternative to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $20.72 for the 1.625% Notes and $52.97 for the 0% Notes, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% Notes and the 0% Notes, respectively. At an average stock price per share between $20.72 and $30.70 for the 1.625% Notes and $52.97 and $74.34 for the 0% Notes, the hedging activity offsets the potentially dilutive effect of the 1.625% Notes and 0% Notes, respectively. In periods when the quarterly average stock price exceeds $30.70 for the 1.625% Notes, and $74.34 for the 0% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding.